(h)(13)(i)

October 22, 2008

Nick Horvath

DST Systems, Inc.

333 West 11th St., 5th Floor

Kansas City, Missouri 64105

Dear Mr. Horvath:

Pursuant to the Agency Agreement dated July 7, 2001, between ING Series Fund, Inc. and DST Systems, Inc. (the “Agreement”), we hereby notify you of our intention to retain you as Transfer Agent and Dividend Disbursing Agent to render such services to ING Alternative Beta Fund, a newly established series of ING Series Fund, Inc. (the “Fund”), effective October 22, 2008, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Fund to the Amended Exhibit A of the Agreement. This Amended Exhibit A supersedes the previous Amended Exhibit A dated June 11, 2008.

Please signify your acceptance to act as Transfer Agent and Dividend Disbursing Agent under the Agreement with respect to the Fund by signing below.

Very sincerely,

/s/ Todd Modic
Todd Modic
Senior Vice President
ING Series Fund, Inc.

ACCEPTED AND AGREED TO:
DST Systems, Inc.

By:	/s/ Nick Horvath
Name:	Nick Horvath
Title:	Director of Ops, Duly Authorized

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Series Fund, Inc.

AMENDED EXHIBIT A

to the

AGENCY AGREEMENT

between

ING SERIES FUND, INC.

and

DST SYSTEMS, INC.

ING Series Fund, Inc.	Federal TIN
Brokerage Cash Reserves	06-1551279
ING 130/30 Fundamental Research Fund	20-4411304
ING Alternative Beta Fund	26-3456874
ING Balanced Fund	06-1330792
ING Corporate Leaders 100 Fund	26-2637458
ING Global Target Payment Fund	26-1751280
ING Global Science and Technology Fund	06-1569196
ING Growth and Income Fund	06-1330789
ING Index Plus LargeCap Fund	06-1466028
ING Index Plus MidCap Fund	06-1501683
ING Index Plus SmallCap Fund	06-1501682
ING Money Market Fund	06-1330795
ING Small Company Fund	06-1384097
ING Strategic Allocation Conservative Fund	06-1415522
ING Strategic Allocation Growth Fund	06-1415523
ING Strategic Allocation Moderate Fund	06-1415525
ING Tactical Asset Allocation Fund	26-1751384